Exhibit 5.1

Independent Accountants’ Consent

The Board of Directors

Methanex Corporation

      We consent to the use of:

(a)	our report dated March 7, 2003 on the consolidated balance sheets of Methanex Corporation as at December 31, 2002 and 2001 and the consolidated statements of income and retained earnings and cash flows for the years then ended, incorporated by reference herein;

(b)	our report dated March 7, 2003 on the Supplemental Information entitled “Reconciliation with United States Generally Accepted Accounting Principles” of Methanex Corporation as at December 31, 2002 and 2001, and for the years then ended, incorporated by reference herein;

(c)	our report dated March 7, 2003 on the Supplemental Information entitled “Item 18 Reconciliation with United States Generally Accepted Accounting Principles” of Methanex Corporation as at December 31, 2002 and 2001 and for the years then ended, incorporated by reference herein; and

      to the reference to our firm under the heading “Experts” in the prospectus contained in the registration statement on Form F-10.

(Signed) KPMG LLP

Chartered Accountants

Vancouver, Canada

May 21, 2003